AMENDMENT TO

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated April 30, 2001, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust (“AVIF”); Western Reserve Life Assurance Co. of Ohio, an Ohio life insurance company and Transamerica Capital, Inc., is hereby amended as follows:

WHEREAS, effective October 1, 2014, Western Reserve life Assurance Co. of Ohio will merge with and into Transamerica Premier Life Insurance Company; and

NOW, THEREFORE, the Parties hereby agree to amend the agreement as follows:

1.	All references to Western Reserve life Assurance Co. of Ohio will hereby be deleted and replaced with Transamerica Premier Life Insurance Company.

2.	Section 9 - Notices of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9. Notices

Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

AIM Variable Insurance Fund

(Invesco Variable Insurance Funds)

Invesco Distributors, Inc.

11 Greenway Plaza, Suite 1000

Houston, Texas 77046

Facsimile: (713) 993-9185

Attn: Veronica Castillo, Esq.

Transamerica Premier Life Insurance Company

4333 Edgewood Rd NE

Cedar Rapids, IA 52499

Attn: General Counsel”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: October 1, 2014.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Veronica Castillo	By:	/s/ John M. Zerr
Name:	Veronica Castillo	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

Attest:	/s/ Vonda Olson	By:	/s/ John Mallett
Name:	Vonda Olson	Name:	John Mallett
Title:	Sr. Admin Asst.	Title:	Vice President

TRANSAMERICA CAPITAL, INC.

Attest:	/s/ Vonda Olson	By:	/s/ Brenda L. Smith
Name:	Vonda Olson	Name:	Brenda L. Smith
Title:	Sr. Admin Asst.	Title:	AVP